Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement (No.333-271361) on Form S-3 of Bakkt Holdings, Inc. of our report dated March 29, 2023, except for the second paragraph of Note 16 as to which the date is April 18, 2023, relating to the financial statements of Apex Crypto LLC, appearing in the Current Report on Form 8-K/A filed by Bakkt Holdings, Inc. on April 18, 2023.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Chicago, Illinois

February 14, 2024